Eilenberg & Krause LLP

11 East 44th Street

New York, New York 10017

Telephone: (212) 986-9700

Facsimile: (212) 986-2399

September 16, 2010

Acorn Energy, Inc.
4 West Rockland Road
Montchanin, DE 19710

Ladies and Gentlemen:

          We have acted as counsel to Acorn Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, filed on the date hereof (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities (the “Securities”), and the prospectus contained therein (the “Prospectus”): (i) common stock, par value $0.01 per share (“Common Stock”); (ii) debt securities (“Debt Securities”) to be issued pursuant to the indentures (as amended or supplemented from time to time and filed from time to time as exhibits to, or incorporated by reference from time to time, in the Registration Statement and the Prospectus), (“Indentures”); (iii) warrants (“Warrants”) to purchase Common Stock; (iv) rights (“Rights”) to acquire Common Stock; and (v) units (“Units”). The Common Stock, Debt Securities, Warrants, Rights and Units shall collectively be referred to herein as the “Securities.”

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the (i) Certificate of Incorporation of the Company, as amended; (ii) the Registration Statement; (iii) the Prospectus; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

               a. the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the certificate of incorporation of the Company then in effect (the “Certificate”), the bylaws of the Company then in effect (the “Bylaws”) and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

               b.  each series of Debt Securities will be issued under an Indenture, and any necessary amendment or supplement thereto between the Company and the bank or trust company identified in the applicable Indenture as the trustee with respect to such Debt Securities (a “Trustee”), and the execution, delivery and performance of the applicable Indenture will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or by which it is bound;

               c. to the extent that the obligations of the Company under any Indenture may depend upon such matters, each Trustee under an Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee will be duly qualified to engage in the activities contemplated by such Indenture; that such Indenture will be duly authorized, executed and delivered by such Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that such Trustee will be in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture;

               e. any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of the Warrants and the applicable Warrant Agreement will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

               f. any Rights will be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and the financial institution, if any, identified in the Rights Agreement as a rights agent (each, a “Rights Agent”) and the execution, delivery and performance of the Rights and the applicable Rights Agreement will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

               g. any Units will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and the financial institution, if any, identified in the Unit Agreement as a unit agent (each, a “Unit Agent”) and the execution, delivery and performance of the Units and the applicable Unit Agreement will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

               h. to the extent that the obligations of the Company under any Warrant Agreement, Rights Agreement or Unit Agreement (each, an “Agreement”) may depend upon such matters, each of the parties thereto other than the Company, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by such Agreement; that such Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Agreement, with all applicable laws and regulations; and that such party has the requisite organizational and legal power and authority to perform its obligations under such Agreement;

               i. the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement;

               j. a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at all times that the Securities are offered and issued as contemplated by the Registration Statement, the Prospectus and such prospectus supplement;

               k. the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated by reference into the Registration Statement, the Prospectus and the applicable prospectus supplement;

               l. all Securities will be issued and sold in compliance with applicable federal and state securities laws;

               m. a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto;

               n. any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; and

               o. the Indentures, Warrants, Rights, Units and Agreements are governed by New York law.

          Based on the foregoing, we advise you that in our opinion:

1. Upon due authorization by Corporate Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. When the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the specific terms of a particular issuance of Debt Securities have been duly authorized by all Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company, and the Indenture will constitute a valid, binding and enforceable obligation of the Company.

3. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by all Corporate Action and has been duly executed and delivered by the Company and any Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

4. When a Rights Agreement providing for the specific terms of a particular issuance of Rights has been duly authorized by all Corporate Action and has been duly executed and delivered by the Company and any Rights Agent named in such Rights Agreement and such Rights, conforming to the requirements of such Rights Agreement, have been duly countersigned or authenticated, as required, by such Rights Agent and duly executed and delivered by the Company against payment, if applicable, for such Rights in accordance with the terms and provisions of such Rights Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Rights will be valid, binding and enforceable obligations of the Company.

          5. When a Unit Agreement providing for the specific terms of a particular issuance of Units has been duly authorized by all Corporate Action and has been duly executed and delivered by the Company and any Unit Agent named in such Unit Agreement and such Units, conforming to the requirements of such Unit Agreement, have been duly countersigned or authenticated, as required, by such Unit Agent and duly executed and delivered by the Company against payment for such Units in accordance with the terms and provisions of such Unit Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Units will be valid, binding and enforceable obligations of the Company.

          The opinions expressed above with respect to validity, binding effect and enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus.

Very truly yours,

/s/ Eilenberg & Krause LLP